UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 6, 2011

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota

1-13471	41-1656308

(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01  Other Events.

On June 6, 2011, the Company received an Order from Magistrate Judge Boylan of the U.S. District Court in Minneapolis, Minnesota, replacing his Order of May 24, 2011 regarding the Exclusive Agreement for Sale and Implementation of Specified Signs with Price with News America Marketing In-Store Services, LLC and its affiliate (“NAM”).  In the Order, the Court directed the parties to execute the Agreement in the form attached to the Order within five days.  Yesterday’s Order has a slightly revised version of the Agreement attached which addresses concerns raised by the Company with the version of Agreement attached to the Judge’s Order of May 24, 2011.  Management of the Company believes that the Agreement with the provisions as ordered by the Court provides a very workable basis for the Company to sell signs with price for placement in retail stores which are part of the NAM retail network.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)

Date: June 7, 2011	By	/s/ Scott F. Drill
Scott F. Drill, President and Chief Executive Officer